UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2004_______

ENTREMETRIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33109	81-0444479
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (425) 337-7778

Missouri River and Gold Gem Corp.

2024 105th Pl. S.E., Everett, Washington 98208

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On May 6, 2004, Missouri River and Gold Gem Corp. (the "Company") filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State, pursuant to which the Company changed its corporate name to "EntreMetrix Corporation." The name change became effective upon the filing of the Certificate of Amendment. The Company's board of directors and its stockholders holding at least a majority of the voting power of its common stock approved the corporate name change.

The Company's board of directors believes that changing the Company's corporate name is in the best interest of the Company and its stockholders. The Company recently acquired all of the outstanding shares of EntreMetrix Corporation and the business of EntreMetrix Corporation will represent its principal line of business. The board of directors believes that it is in the best interest of the Company to change its corporate name to a name that is more identifiable with the business of Entremetrix Corporation.

Item 7. Exhibits.

The following exhibits are filed as part of this Current Report on Form 8K:

16.1 Certificate of Amendment to Articles of Incorporation.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMETRIX CORPORATION,

a Nevada corporation

Date: May 11, 2004                                                                     By ________/s/ Richard R. McKinley___________

                                                                                                            Richard R. McKinley

                                                                                                            President